UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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United States Steel Corporation Governance and Compensation Update In - Season Engagement 2016

2 United States Steel Corporation The Carnegie Way: Transforming U . S . Steel 2015 was the 2 nd full year of the Carnegie Way, a multi - year transformation to return the Corporation to iconic status and sustainable profitability • Disciplined approach to transforming the Corporation for the new realities of the marketplace • Objective is to focus management and employees on the factors we can control, including: ‒ Creating a lower and more flexible cost structure ‒ Building a more agile business model that will produce more consistent results across industry cycles ‒ Developing differentiated, innovative products, processes and approaches to doing business • Focused on greater customer intimacy, operational excellence, and increased investment in research and development The Carnegie Way is delivering benefits faster than expected and has positioned the Corporation to mitigate many of the negative effects of the challenging economic environment • $815 million of Carnegie Way benefits realized in 2015, significantly exceeding 2014’s benefits of $575 million The Carnegie Way Transformation Strategy The Vision of the Carnegie Way Substantial Benefits Realized in 2015 The Iconic Corporation Stockholder Value - Creation Strategy Phase 1 : Earn the right to grow Phase 2 : Drive and sustain profitable growth Critical Success Factors  Relentless focus on economic profit  Customer focus: quality and agility  Competitive cost structure and footprint  Investment in innovation and R&D Operating our core business processes “The Carnegie Way” with standards and consistent execution High Performing Organization: Flexible organization, industry - leading capabilities, aligned by Performance Scorecard and incentive metrics, with accountable culture Operating as a Principled Company: Safety, Core Values, Code of Conduct, and Gary Principles Commercial Supply Chain Manufacturing Procurement Innovation Functional Support

Strong Performance Amidst Unprecedented Market Challenges

The Carnegie Way helped mitigate the adverse impacts of a challenging economic environment

Significant Macroeconomic Challenges in 2015

- U. S. Steel faced a wave of unprecedented macroeconomic challenges in 2015, including:
  - Continued excess in global steel capacity and significantly high import levels
  - A dramatic decline in steel prices of nearly $200 per ton vs. 2014
  - A decline in oil prices and rig counts by approximately 50% vs. 2014
  - The continued strength of the U.S. dollar
- These challenges were largely outside of management's control but adversely impacted our revenues, earnings and stock price performance

U. S. Steel's Accomplishments in 2015

- Despite the macroeconomic challenges, management remained committed to U. S. Steel's values and the transformational process of the Carnegie Way:

1. Realized $815 million of Carnegie Way benefits
2. Achieved positive adjusted EBITDA of $202 million despite $5.9 billion decrease in revenue
3. Maintained positive operating cash flow of $359 million
4. Repayment of debt by almost $380 million
5. Strong year-end cash and liquidity positions

Strong TSR Performance in 2016[1]


98.5%
37.7%
2.3%
U. S. Steel
S&P 600 Steel Index
S&P 500 Index

[1] *Source: Capital IQ; 2016 TSR through 31-March 2016*

United States Steel Corporation 3

4 Thoughtful Compensation Program United States Steel Corporation Our pay decisions and outcomes demonstrate the strong link in pay and performance and our accountability to deliver value to stockholders Program Design Aligns Pay and Performance CEO Pay: 2015 vs. 2014 Variable, at - risk compensation accounted for approximately 74% of our CEO’s target compensation in 2015 Performance Awards 42% RSUs 14% Stock Options 14% AICP 18% Base Salary 12% 2015 Target Compensation Mix President & CEO Component 2015 2014 % Chg. Explanation Base Salary $1,428,750 $1,186,250  20% • Decision made in Feb 2015 immediately following financially successful 2014 year • Reflects CEO experience and substantial efforts in company transformation • Within reasonable range of peer median AICP $ 0 $4,007,981  100% • No payout as a result of performance in 2015 LTIP $8,749,925 $7,535,918  16% • Increase to pay opportunity to encourage focus on turnaround over long - term; not guaranteed – must deliver on performance for payout to be made All Other Compensation For further detail, see the next slide $1,054,990 $481,364  119% • Comprised half of formulaic accruals under non - qualified defined contribution plan related to prior year AICP award • Also includes expenses relating to CEO security in response to threats arising because of his employment Total $11,233,665 $13,211,513  15% While certain elements of CEO compensation increased, total compensation declined over the last year

5 Breakdown of “All Other Compensation” United States Steel Corporation All other compensation granted to CEO is predicated on necessary policies and procedures to help protect and further stockholder interests All Other Compensation 2015 Rationale U. S. Steel Savings Plan Contributions $37,100 • Includes employer - matched contributions that were made in the form of stock and other non - elective employer contributions (i.e. 401(k) plan) Non - Qualified DC Plan Accruals $510,747 • Formulaic and for 2015 was based on incentive payouts following financially successful year in 2014 Security $275,936 • Required by the Board following increased threats made against CEO’s safety Personal Aircraft Use $210,458 • Private plane use is required for security reasons following increased threats made against CEO’s safety Aggregate Other Perquisites $20,749 • Reasonable amounts to cover financial planning and tax services, company - paid physicals, etc. Total $1,054,990 • Other all compensation is reasonable and in line with peers The CEO’s safety is paramount to the success of the Corporation and value creation for stockholders The increase in “all other compensation” in 2015 is primarily attributed to the CEO’s retirement account, security and use of the Corporation’s aircraft

6 Demonstrated Pay for Performance Alignment United States Steel Corporation • Realizable compensation for our CEO over the last 3 years is 67% below the target value granted as reported in the summary compensation table − Average payout for executives under the annual incentive is 72% of target in the last 5 years − No payouts under the performance awards in the last 5 years We maintain pay for performance alignment even in a challenging environment Pay Outcomes Reflect Performance $29.3 $9.7 Three - Year Summary Compensation Three - Year Realizable Compensation $5.4 $4.5 Three - Year Target Bonus Three - Year Actual Bonus RSUs $4.7 RSUs $1.7 Stock Options $5.2 Relative TSR Awards $7.8 ROCE Cash $2.6 Total LTIP $20.3 Total LTIP $1.7 Three - Year Grant Value Three - Year Realizable Value CEO Realizable Pay 3 - Year Aggregate CEO Compensation (2013 - 2015) Total Compensation AICP LTIP

7 Executive Compensation Program Design United States Steel Corporation Annual Incentive Compensation Plan (AICP) Long - Term Incentive Program (LTIP) Performance - Based Cash Performance Awards (60%) RSUs (20%) Stock Options (20%) • Provide an incentive for executives to earn shares and cash based on our performance over a three - year performance period • Payouts are determined based on: • Relative TSR vs. performance peer group; negative TSR cap added in 2016 • Weighted average ROCE over the three - year performance period, with the first, second and third years weighted at 20%, 30% and 50%, respectively • Relative TSR component requires above median performance for payout to be made 50% 50% • Provide strong retention benefits, especially during times of challenging economic and industry conditions, and enable executives to build ownership in the Corporation • Vest ratably over three years • Reward executives for an increase in stock price over the term of the option • Vest ratably over three years and subject to a term of ten years • Drive the achievement of key business results on an annual basis • Payouts are determined based on: • Determines if the plan is funded; no payouts are made if net sales goal is not achieved • Determines 40% of the award payout • Determines 60% of the award payout • Modifier; may increase award by 30% or reduce or eliminate an award • Provides an additional 5% of target award if goal is achieved Net Sales Cash Flow EBIT Individual Perf. Safety Element Form Key Characteristics and Performance Measures Compensation program aligns incentives with the Carnegie Way

8 Compensation Governance Reflective of Stockholder Feedback United States Steel Corporation Recent changes to our compensation program improve alignment with market practices, governance principles and stockholder feedback • Double - trigger change - in - control arrangements • Strong stock ownership guidelines for CEO (6x base salary midpoint) • Proactive engagement with stockholders with stockholder input and feedback reflected in compensation decisions • Clawback policy • Anti - hedging and anti - pledging policies • Strong alignment of pay and performance, with five - year average payout of 72% of target for the AICP and 0% of target for the performance awards under the LTIP based on TSR performance • Goals for relative TSR component of performance awards are set above market median with target payout achieved at the 60 th percentile of peer group • Rigorous goal - setting process that aligns performance goals with key corporate strategic and financial goals • No excise tax gross - ups or repricing of underwater stock options

9 Our corporate governance practices are responsive to stockholder feedback and reflective of market practices United States Steel Corporation Continued Improvement in our Governance Structures Continuing Evolution of Governance Structures • Commitment to Board refreshment with focus on recruiting directors with experiences and skills aligned with strategy ; four directors added and four directors retired in the past two years • Eliminated classified board structure • Appointed an independent Board Chair • Thorough annual Board and committee self - evaluations • Majority vote standard for director elections • History of engagement with and responsiveness to stockholders • Robust risk oversight by full Board and committees • Longstanding commitment to sustainability

Continued Refreshment to Align Board with Corporate Strategy

Board composition and refreshment reflects ongoing transformation



David S. Sutherland
Chairman of the Board
- Retired President, CEO, IPSCO, Inc.



Mario Longhi
President and Chief Executive Officer



Patricia Diaz Dennis – New in 2015
- Retired SVP and Asst. General Counsel, AT&T



Dan O. Dinges
- Chairman, President, CEO, Cabot Oil & Gas



John G. Drosdick
- Retired Chairman, CEO and President, Sunoco



John J. Engel
- Chairman, President, CEO, WESCO International



Murry S. Gerber
- Retired Chairman, CEO, EQT Corporation



Stephen J. Girsky – 2016 Nominee
- President, S.J. Girsky & Company



Paul A. Mascarenas – New in 2016
- Retired Chief Technical Officer, VP, Ford



Glenda G. McNeal
- EVP, American Express



Robert J. Stevens – New in 2015
- Retired Chairman, President, CEO, Lockheed Martin Corporation



Patricia A. Tracey
- VP, Homeland Security and Defense Services, HP Enterprise Services

Directors added to the Board in the last two years

Balance of Fresh Perspectives with Valuable Tenure & Experience



0-4 Years
6
5-10 Years
5
>10 Years
1

Relevant Board Skills & Expertise

Steel Industry	Strategic and Operational Oversight	Complex Financial Management
Business Transformation & Restructuring	International	Regulatory and Public Policy
Sustainability	Human Resources	Related Industry

Highly Independent



Insider
18%
Independ
ent
82%

Commitment to Diversity

25%

Female Directors

United States Steel Corporation 10

11 We have taken significant steps over the past decade to establish sustainable business practices that align with our core values United States Steel Corporation Commitment to Sustainable Business Practices • Safety is our primary core value and we coined the term “Safety First” in 1912 • Long - standing commitment to the safety and health of employees • Working to prevent all incidents and injuries at our facilities • Focused on eliminating or safeguarding hazardous exposures • Employee engagement and training is essential • Management is accountable for results Safety Environmental Stewardship Ethics & Compliance • A core value for U . S . Steel • Focused on four basic principles: ‒ Compliance with environmental laws and regulations ‒ Continuous improvement in environmental and resource management ‒ Continued reduction of emissions ‒ Community partnerships to protect and preserve natural resources • Recognize that conducting business ethically is vital to the long - term success of U. S . Steel • Foundation of the ethical culture is the Code of Ethical Business Conduct • Expect directors and employees to take personal responsibility to act ethically • U . S . Steel Ethics line is available at all times to provide a convenient way to raise ethics or compliance concerns involving the company